UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2020

THE HABIT RESTAURANTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36749	36-4791171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17320 Red Hill Avenue, Suite 140

Irvine, CA 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 851-8881

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per share	HABT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On March 18, 2020, YUM! Brands, Inc., a North Carolina corporation (“Parent”), completed its previously announced acquisition of The Habit Restaurants, Inc., a Delaware corporation (the “Company”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated January 5, 2020, by and among the Company, Parent and YEB Newco Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Company, with the Company surviving the merger (the “Merger”) as a wholly owned subsidiary of Parent.

Concurrently with the Effective Time (as defined below), each unit of The Habit Restaurants, LLC not held by the Company or one of its subsidiaries, whether vested or unvested, together with one share of Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”), was exchanged for one share of Class A Common Stock (the “Exchange”), as is more particularly described in the Merger Agreement, and each share of Class B Common Stock was automatically cancelled immediately upon consummation of the Exchange.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each:

•

(1) share of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) that was issued and outstanding immediately prior to the Effective Time and (2) share of Class A Common Stock resulting from the Exchange (other than, with respect to the foregoing clauses (1) and (2), any shares of Class A Common Stock (A) owned by the Company or any direct or indirect wholly owned subsidiary of the Company, (B) owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub or (C) held by stockholders that have properly exercised and perfected appraisal rights under Delaware law ((A), (B) and (C), collectively, the “Non-Paid Shares”)) was cancelled and automatically converted into the right to receive cash in an amount equal to $14.00, without interest thereon (the “Merger Consideration”), subject to applicable tax withholding;

•

option (each, a “Company Stock Option”) to acquire shares of Class A Common Stock that was outstanding immediately prior to the Effective Time that had an exercise price per share that is less than the Merger Consideration was cancelled and the former holder of such cancelled Company Stock Option is entitled to receive (without interest), in consideration for the cancellation of such Company Stock Option, an amount in cash equal to the product of (x) the total number of shares subject to the unexercised portion of such Company Stock Option immediately prior to the Effective Time multiplied by (y) the excess of the Merger Consideration over the applicable exercise price per share under such Company Stock Option; provided that if the exercise price per share of any such Company Stock Option is equal to or greater than the Merger Consideration, such Company Option was cancelled for no consideration; and

•

restricted stock unit of the Company (each, a “Company RSU”) that was outstanding immediately prior to the Effective Time was cancelled, and the former holder of such cancelled Company RSU is entitled to receive (without interest), in consideration for the cancellation of such Company RSU, an amount in cash equal to the product of (x) the total number of shares subject to (or deliverable pursuant to) such Company RSU immediately prior to the Effective Time multiplied by (y) the Merger Consideration.

In connection with the Merger, Parent paid an aggregate of approximately $375 million in cash to the former holders of shares of Class A Common Stock (including those shares resulting from the Exchange), Company Stock Options and Company RSUs.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 6, 2020 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.03, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company notified The Nasdaq Stock Exchange (“Nasdaq”) on March 18, 2020 that the Merger had been consummated and requested that the trading of shares of Class A Common Stock on Nasdaq be suspended and the listing of its shares of Class A Common Stock on Nasdaq be withdrawn. The Company requested that Nasdaq file with the with the SEC a notification on Form 25 to delist the shares of Class A Common Stock from Nasdaq and to deregister the shares of Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

At the Effective Time, as a result of the Merger, each holder of Class A Common Stock that was issued and outstanding immediately prior to the Effective Time or resulted from the Exchange ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration (except in the case of the Non-Paid Shares).

The information set forth in the Introductory Note, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger, Parent became the beneficial owner of all of the capital stock of the Company and the Company became a wholly owned subsidiary of Parent.

The information set forth in the Introductory Note, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, Christopher K. Reilly, Allan W. Karp, Ira Zecher, A. William Allen III, Joseph J. Kadow and Karin Timpone resigned from their positions as members of the board of directors of the Company. In addition, at the Effective Time, Scott Catlett was appointed as a member of the board of directors of the Company.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company and the bylaws of the Company were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 18, 2020, the Company held a special meeting of the Company’s stockholders (the “Special Meeting”) at 9:00 a.m., Pacific time, at 18700 MacArthur Blvd., Irvine, California 92612 to consider and vote upon the following matters: (i) a proposal to adopt the Merger Agreement (the “Merger Proposal”); (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and (iii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the adoption of the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

As of February 14, 2020, the record date for the Special Meeting, there were an aggregate of  26,116,374 shares of Class A common stock and Class B common stock outstanding and entitled to vote on all matters. At the Special Meeting, 19,331,617 shares of Class A and Class B common stock eligible to vote were represented in person or by proxy, constituting a quorum. At the Special Meeting the Company’s stockholders approved the Merger Proposal and the Compensation Proposal by the affirmative vote of the number of shares of Company common stock required to approve such proposals. Although sufficient votes were received for the Adjournment Proposal, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or advisable.

The results of the Company stockholder vote taken at the Special Meeting, by proposal, were as follows:

Proposal 1 – Merger Proposal

For	Against	Abstentions	Broker Non-Votes
19,059,477	258,077	14,063	0

Proposal 2 – Compensation Proposal

For	Against	Abstentions	Broker Non-Votes
17,245,552	1,960,608	125,457	0

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of The Habit Restaurants, Inc.

3.2	Amended and Restated Bylaws of The Habit Restaurants, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HABIT RESTAURANTS, INC.

Date: March 18, 2020	By:	/s/ Ira Fils
	Name:	Ira Fils
	Title:	Chief Financial Officer and Secretary